Exhibit 99.2

SPECIFIED TRANSACTIONS OF MICHAEL K. HUGHEY, CONTROLLER

Acquisitions/Dispositions of Derivative Securities

Name and Title of Director/ Executive Officer	Date of Transaction	Number of Derivative Securities Involved in Transaction	Per Share Exercise/ Conversion Price	Price (if any) of Derivative Security	Exercisability/ Expiration Dates of Derivative Security	Title and Number of Underlying Securities	Description of Nature of Transaction
Michael K. Hughey, Controller	7/19/02	5,850	$24.46	0	*	5,850 shares of Common Stock	Received grant of employee stock options

*	The options become exercisable in annual increments of one-third beginning on 7/19/03 and expire on 7/18/2012.

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